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                                                                      EXHIBIT 21

                     SUBSIDIARIES OF TIME WARNER TELECOM LLC

Set forth below are the names of certain subsidiaries, at least 50% owned,
directly or indirectly, of Time Warner Telecom LLC as of         , 1998. Certain
subsidiaries which when considered in the aggregate would not constitute a significant subsidiary are omitted from the list below.

                                                      State or Other
                                                      Jurisdiction of
                                                      Incorporation or
                                                      Organization of
Subsidiary                                               Formation                   D/B/A's
__________                                            ________________               _______

Time Warner Telecom Inc.                              Delaware
Time Warner Telecom Holdings Inc.                     Delaware
Time Warner AxS of Alabama, L.P.                      Delaware                       Time Warner AxS of Alabama Limited
                                                                                     Partnership (AL)
                                                                                     Time Warner Telecom (AL)
Time Warner AxS of California, L.P.                   Delaware                       Time Warner Telecom (CA)
MetroComm AxS, L.P.                                   Delaware
Time Warner AxS of Florida, L.P.                      Delaware                       Time Warner AxS of Florida, L.P., Ltd.
                                                                                     (FL)
                                                                                     Time Warner Communications
                                                                                     Time Warner Telecom
Time Warner Telecom of New York, L.P.                 Delaware                       Time Warner Communications of New York
                                                                                     City (NY)
                                                                                     Time Warner Communications of Rochester
                                                                                     Time Warner Telecom (NY)
Time Warner AxS of Pennsylvania, L.P.                 Delaware                       Time Warner Telecom (PA)




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
                                                      State or Other
                                                      Jurisdiction of
                                                      Incorporation or
                                                      Organization of
Subsidiary                                               Formation                   D/B/A's
----------                                            ----------------               -------
Time Warner Telecom of Texas, L.P.                    Delaware                       Time Warner Communications (TX)
                                                                                     Time Warner Telecom (TX)
Time Warner Communications of Hawaii,                 Delaware                       Oceanic Communications (HI)
L.P.                                                                                 Time Warner Telecom (HI)
Time Warner Communications of                         Delaware                       Time Warner Telecom (IN)
Indiana, L.P.
Time Warner Communications of                         Delaware                       Time Warner Communications of
Milwaukee, L.P.                                                                      Milwaukee, Limited Partnership (WI)
                                                                                     Time Warner Telecom (WI)
Time Warner Communications of North                   Delaware                       Time Warner Communications of North
Carolina, L.P.                                                                       Carolina Limited Partnership (NC)
                                                                                     Time Warner Telecom (NC)
Time Warner Communications of Ohio,                   Delaware                       Time Warner Telecom (OH)
L.P.                                                                                 Time Warner AxS of Columbus, L.P.,
                                                                                     Limited Partnership (CT)
                                                                                     Time Warner Communications of Greater
                                                                                     Cincinnati (KY)
                                                                                     Time Warner Telecom (KY)
                                                                                     Time Warner Communications of Greater
                                                                                     Cincinnati (OH)
Time Warner Communications of The                     Delaware                       Time Warner Telecom (MS)
Mid-South, L.P.                                                                      Time Warner Telecom (TN)




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